UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

PennyMac Financial Services, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Equity Award Grants for Executive Officers

On June 13, 2013, the Compensation Committee of the Board of Directors of PennyMac Financial Services, Inc. (the “Company”) formed a Sub-Committee (the “Sub-Committee”), consisting of only “outside directors” as defined pursuant to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 162(m)”), which authorized the grant of nonstatutory stock options (each a “Stock Option”) and performance-based restricted stock units (“RSUs”), pursuant to the Company’s 2013 Equity Incentive Plan, to each of Stanford L. Kurland, David A. Spector, Anne D. McCallion and Douglas Jones, all of whose compensation (excluding the principal financial officer) may satisfy the requirements of Section 162(m) that provide for the availability of certain tax deductions to the Company.  The Sub-Committee also approved and adopted a form of Stock Option Award Agreement and a form of Restricted Stock Unit Award Agreement for the grant of equity awards to these executive officers.

The following table sets forth information regarding the total value of equity granted, the number of shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), subject to the Stock Options (the “Optioned Shares”), and the number of performance-based RSUs granted to each executive officer:

Name	Total Value	Optioned Shares	Performance-Based RSUs
Stanford L. Kurland	$3,962,000	107,656	134,570
David A. Spector	$1,499,167	40,735	50,919
Anne D. McCallion	$584,500	15,882	19,853
Douglas Jones	$584,500	15,882	19,853

The form of Stock Option Award Agreement and the form of Restricted Stock Unit Award Agreement to be entered into by the Company and each executive officer in connection with the grants described above are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

In addition, the Compensation Committee authorized the payment to Ms. McCallion of a discretionary cash bonus award from a bonus pool previously established by the Company in the amount of $258,962 as additional compensation for her performance during the 2012 calendar year. The cash bonus shall be payable during the 2014 calendar year and shall be contingent upon Ms. McCallion’s employment with the Company through the date of payment.

Equity Award Grants for Other Eligible Participants

On June 13, 2013, the Compensation Committee authorized the grant of (a) Stock Options to purchase a total of 164,112 Optioned Shares, (b) 177,007 performance-based RSUs, and (c) 69,127 time-based RSUs to other eligible participants pursuant to the Company’s 2013 Equity Incentive Plan.  The form of Stock Option Award Agreement and the form of Restricted Stock Unit Award Agreement to be entered into by the Company and the other eligible participants in connection with the grants described above are filed hereto as Exhibit 10.1 and Exhibit 10.3, respectively, and incorporated herein by reference.

Summary of Equity Award Agreements

The form of Stock Option Award Agreement provides for the award of Stock Options to purchase the Optioned Shares. In general, and except as otherwise provided by the Compensation Committee, one-third (1/3) of the Optioned Shares will vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary, and each Stock Option will have a term of ten years from the date of grant.  Additionally, the Stock Options expire (1) immediately upon termination of the holder’s employment or other association with the Company for cause, (2) one year after the holder’s employment or other association is terminated due to death or disability and (3) three months after the holder’s employment or other association is terminated for any other reason.

The forms of Restricted Stock Unit Award Agreement referred to herein provide for the award of performance-based RSUs to obtain, for each RSU, a variable number of shares of the Company’s Class A Common Stock and time-based RSUs to obtain, for each RSU, one share of the Company’s Class A Common Stock.  One-third of all time-based RSUs vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary.  The number of shares received upon vesting of performance-based RSUs is determined based on the attainment of the performance goals, subject to conditions including continued employment throughout the performance period.

The foregoing summary is qualified in its entirety by reference to the form of award agreements filed hereto as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Stock Option Award Agreement
10.2	Form of Restricted Stock Unit Award Agreement for Executive Officers
10.3	Form of Restricted Stock Unit Award Agreement For Other Eligible Participants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: June 17, 2013	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Option Award Agreement
10.2	Form of Restricted Stock Unit Award Agreement for Executive Officers
10.3	Form of Restricted Stock Unit Award Agreement For Other Eligible Participants